                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                                        SILICON IMAGE, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                           [SILICON IMAGE, INC. LOGO]

                                                                  April 16, 2001

To Our Stockholders:

    You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Silicon Image, Inc. to be held at our headquarters located at 1060 East Arques Ave., Sunnyvale, California, on Tuesday, May 22, 2001, at 2 p.m., local time.

    The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

    It is important that you use this opportunity to take part in the affairs of Silicon Image by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

    We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ David D. Lee

                                          David D. Lee
                                          President and Chief Executive Officer

                              SILICON IMAGE, INC.
                             1060 EAST ARQUES AVE.
                          SUNNYVALE, CALIFORNIA 94086

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

    NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Silicon Image, Inc. will be held at our headquarters located at 1060 East Arques Ave., Sunnyvale, California, on Tuesday, May 22, 2001, at 2 p.m., local time for the following purposes:

    1. To elect two Class II directors of Silicon Image, each to serve until the 2004 annual meeting of stockholders and until his successor has been elected and qualified, or until his earlier death, resignation or removal. Silicon Image's Board of Directors intends to present the following nominees for election as Class II directors:

       David A. Hodges                   Ronald V. Schmidt

    2. To approve an amendment to Silicon Image's Second Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock issuable by Silicon Image from 75,000,000 to 150,000,000.

    3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of Silicon Image for the fiscal year ending December 31, 2001.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on March 26, 2001 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ David D. Lee

                                          David D. Lee
                                          President and Chief Executive Officer


Sunnyvale, California
April 16, 2001


    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                              SILICON IMAGE, INC.
                             1060 EAST ARQUES AVE.
                          SUNNYVALE, CALIFORNIA 94086

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                                 APRIL 16, 2001

    The accompanying proxy is solicited on behalf of the Board of Directors of Silicon Image, Inc., a Delaware corporation, for use at the 2001 Annual Meeting of Stockholders to be held at our headquarters located at 1060 East Arques Ave., Sunnyvale, California, on Tuesday, May 22, 2001, at 2 p.m., local time. Only holders of record of our common stock at the close of business on March 26, 2001, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on March 26, 2001, we had 54,224,304 shares of common stock outstanding and entitled to vote. A majority of such shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about April 16, 2001. An annual report for the year ended December 31, 2000 is enclosed with the Proxy Statement. Unless otherwise indicated, all amounts in this Proxy Statement reflect the two-for-one split of the common stock of Silicon Image which became effective on August 18, 2000.

VOTING RIGHTS AND REQUIRED VOTE

    Holders of Silicon Image common stock are entitled to one vote for each share held as of the above record date.

    For Proposal No. 1, directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Proposal
No. 2 requires for approval the affirmative vote of a majority of all outstanding shares of common stock entitled to vote. Proposal No. 3 requires for approval the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will tabulate affirmative and negative votes and abstentions. Abstentions will be counted towards a quorum and have the same effect as negative votes with regard to Proposal Nos. 2 and 3. In the event that a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, such broker non-votes will also be counted towards a quorum and will have the same effect as a negative vote with respect to Proposal No. 2, but will not be counted in determining whether Proposal No. 3 is approved.

VOTING OF PROXIES

    The proxy accompanying this Proxy Statement is solicited on behalf of the Board of Directors of Silicon Image for use at the Annual Meeting. Stockholders are requested to complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. However, returned signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes "for" such proposal, or in the case of the election of Class II directors, as a vote "for" election to Class II of the Board of all the nominees presented by the Board. In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Annual Meeting.

EXPENSES OF SOLICITATION

    The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by Silicon Image. Following the original mailing of the proxies and other soliciting materials, Silicon Image and/or its agents may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, Silicon Image will request that brokers, custodians, nominees and other record holders of its common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, Silicon Image, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Georgeson Shareholder Communications, Inc. will assist Silicon Image in obtaining the return of proxies at an estimated cost to Silicon Image of $7,500.

REVOCABILITY OF PROXIES

    Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to Silicon Image stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting or by attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

TELEPHONE OR INTERNET VOTING

    For stockholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program for shares held in "street name" that offers telephone and Internet voting options. If your shares are held in an account at a brokerage firm or bank participating in this program, you may vote those shares by calling the telephone number specified on your proxy or accessing the Internet website address specified on your proxy instead of completing and signing the proxy itself. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting. Stockholders with shares registered directly in their names with Mellon Investor Services, Silicon Image's transfer agent, will not be able to vote using the telephone or Internet.

    The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    Silicon Image's Board of Directors is presently comprised of six members. Silicon Image's Second Amended and Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III, with the number of directors in each class to be divided as equally as reasonably possible. One class of directors is elected by the stockholders at each annual meeting to serve until the third succeeding annual meeting and until their successors are duly elected and qualified. Keith McAuliffe and Douglas C. Spreng have been designated as Class I directors, and replaced Herbert Chang and Sang-Chul Han, respectively, who resigned from the Board of Directors in November 2000 and February 2001, respectively. David A. Hodges and Ronald V. Schmidt have been designated as Class II directors and David D. Lee and Andrew S. Rappaport have been designated as Class III directors. The Class II directors will stand for reelection or election at the Annual Meeting, the Class III directors will stand for reelection or election at the 2002 annual meeting of stockholders and the Class I directors will stand for reelection or election at the 2003 annual meeting of stockholders. Unless otherwise provided by law, any vacancy on the Board, including a vacancy created by an increase in the authorized number of directors, may only be filled by the affirmative vote of a majority of the directors then in office or by a sole remaining director. Any director so elected to fill a vacancy shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified, or until his or her earlier death, resignation or removal.

    Each of the nominees for election to Class II is currently a director of Silicon Image and was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting of stockholders and until his successor is elected and qualified, or until such director's earlier death, resignation or removal. Directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Shares represented by an executed proxy will be voted "for" the election of the two nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as the present Board may determine. Silicon Image is not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

    The names of the nominees for election as Class II directors at the Annual Meeting and of the incumbent Class I and Class III directors, and certain information about them, including their ages as of February 28, 2001, are included below.


NAME                                          AGE               PRINCIPAL OCCUPATION           DIRECTOR SINCE
----                                        --------   --------------------------------------  --------------
Nominees for election as Class II
  directors for a term expiring in 2004:

  David A. Hodges(1)                           63      Professor in the Graduate School,            1997
                                                       University of California at Berkeley

  Ronald V. Schmidt(2)                         56      Private Investor                             1997

Incumbent Class III directors with terms expiring in 2002:

  David D. Lee                                 44      Chairman of the Board, Chief Executive       1995
                                                       Officer and President of Silicon Image

  Andrew S. Rappaport(1)(2)                    43      Partner of August Capital, LLC               1997

Incumbent Class I directors with terms
  expiring in 2003:

  Keith McAuliffe(1)                           43      Vice President, Product Development of       2000
                                                       RLX Technologies, Inc.

  Douglas C. Spreng(2)                         57      President and Chief Executive Officer        2001
                                                       of MMC Networks, Inc.


------------------------

(1) Member of the audit committee

(2) Member of the compensation committee

    DAVID A. HODGES has served as a director of Silicon Image since
February 1997. Dr. Hodges is a Professor in the Graduate School and the Daniel
M. Tellep Distinguished Professor Emeritus at the University of California at Berkeley, where he has been a member of the faculty in the department of Electrical Engineering and Computer Sciences since 1970. From 1990 to 1996,
Dr. Hodges served as Dean of the College of Engineering at the University of California at Berkeley. From 1966 to 1970, Dr. Hodges worked at Bell Telephone Laboratories, the research and development division of the American Telephone and Telegraph Company. Dr. Hodges serves as a director of Mentor Graphics Corporation, an electronic design automation company. Dr. Hodges holds a Bachelor of Electrical Engineering degree from Cornell University and Master of Science and Ph.D. degrees in Electrical Engineering from the University of California at Berkeley.

    RONALD V. SCHMIDT has served as a director of Silicon Image since
April 1997. From 1997 to February 2000, he held the position of Research Vice President at Lucent Bell Laboratories Research Silicon Valley, a division of Lucent Technologies, Inc., a global communications company. From 1994 to 1997, he served as Executive Vice President and Chief Technical Officer and a director of Bay Networks, Inc., a data networking products and services company formed by the merger of SynOptics Communications, Inc., and Wellfleet
Communications, Inc. Dr. Schmidt was a co-founder of Synoptics in 1985, and served as Senior Vice President, Chief Technical Officer and a director of SynOptics until the merger. From 1981 to 1985, Dr. Schmidt was a research fellow at Xerox Corporation's Palo Alto Research Center. Dr. Schmidt serves as a director of several private companies. Dr. Schmidt holds Bachelor of Science, Master of Science and Ph.D. degrees in Electrical Engineering and Computer Science from the University of California at Berkeley.

    DAVID D. LEE has served as Chairman of the Board and Chief Executive Officer since our inception on January 1, 1995, and in addition served as President from inception until October 1996 and since June 1999. Prior to founding Silicon Image, Dr. Lee was a principal investigator at Sun Microsystems, Inc., a computer networking company, where he led advanced development projects from 1993 to 1995, as a Visiting Scientist at Sun's Technology Development Group and as Senior Staff Engineer at Sun Labs. Before joining Sun, Dr. Lee was a member of the research staff at Xerox Corporation's Palo Alto Research Center, from 1989 to 1994. Dr. Lee holds Bachelor of Science, Master of Science and Ph.D. degrees in Electrical Engineering and Computer Sciences from the University of California at Berkeley.

    ANDREW S. RAPPAPORT has served as a director of Silicon Image since
June 1997. Mr. Rappaport has been a partner of August Capital, LLC, a venture capital firm, since July 1996. Prior to that time, Mr. Rappaport was President of The Technology Research Group, Inc., a Boston-based strategic management consulting firm that he founded in August 1984. Mr. Rappaport serves as a director of several private companies. Mr. Rappaport attended Princeton University.

    KEITH MCAULIFFE has served as a director of Silicon Image since
November 2000. Mr. McAuliffe has served as Vice President, Product Development of RLX Technologies, Inc., a server platform company since December 2000. Prior to that time, Mr. McAuliffe served with Compaq Computer Corporation, a computer systems company, as Vice President and General Manager of the Service Provider and dotCOM Business Unit from December 1999 to December 2000, as Vice President of Mainstream Servers of the Industry Standard Server Division from 1998 to 1999, as Vice President of Engineering in the Systems Division from 1997 to 1998, and as Director of Hardware Engineering in the Systems Division from 1995 to 1997. Mr. McAuliffe holds a Bachelor of Science degree in Electrical Engineering Technology from Texas Tech University.

    DOUGLAS C. SPRENG has served as a director of Silicon Image since
February 2001. Mr. Spreng has served as the President and Chief Executive Officer of MMC Networks, Inc., a developer and supplier of network processors, since April 1999. Prior to that time, Mr. Spreng was the Executive Vice President of the Client Access Business Unit of 3Com Corporation, a networking company, from June 1995 to April 1999. Mr. Spreng is also a director of Applied Micro Circuits Corp., a supplier of processors for optical networks and parent of MMC Networks, Inc. Mr. Spreng holds a Bachelor of Science degree in Electrical Engineering from the Massachusetts Institute of Technology and a Master of Business Administration degree from Harvard Business School.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
                       OF EACH OF THE NOMINATED DIRECTORS

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    BOARD OF DIRECTORS. During fiscal year 2000, the Board met sixteen times, including seven telephone conference meetings, and acted by written consent once. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

    Standing committees of the Board include an audit committee and a compensation committee. The Board does not have a nominating committee or committee performing similar functions.


    AUDIT COMMITTEE. The audit committee consists of Dr. Hodges and Mr. Rappaport, as well as Mr. McAuliffe, who was appointed to the committee in March 2001. The audit committee met four times during fiscal year 2000, including three telephone conference meetings. The audit committee reviews our financial reporting process, our system of internal control, the audit process and our process for monitoring compliance with laws and regulations. The audit committee also reviews the performance of our external accountants, recommends to the Board the appointment or discharge of our external accountants and confirms the independence of our external accountants.


    COMPENSATION COMMITTEE. The compensation committee consists of Mr. Rappaport and Dr. Schmidt, as well as Mr. Spreng, who was appointed to the committee in February 2001. The compensation committee met once during fiscal year 2000 and acted by written consent three times. The compensation committee reviews and recommends to the Board of Directors the compensation and benefits of all officers, directors and consultants of Silicon Image and reviews general policy relating to compensation and benefits. Except for grants under our 1999 Equity Incentive Plan made by the compensation committee by written consent on February 29, 2000, April 14, 2000 and at a meeting on November 16, 2000, the Board of Directors has continued to administer the issuance of stock options and other awards under our 1999 Equity Incentive Plan and our 1999 Employee Stock Purchase Plan. The Board of Directors has also delegated to Mr. Lee the limited authority to grant stock options to non-officer employees.

DIRECTOR COMPENSATION


    Directors of Silicon Image do not receive cash compensation for their services as directors, but are reimbursed for their reasonable and necessary expenses for attending board and board committee meetings. Except for Messrs. McAuliffe and Spreng, who have not served continuously on the board or a board committee for at least one year, all board members are eligible to receive stock options pursuant to the automatic option grant program in effect under our 1999 Equity Incentive Plan.



    Immediately following each annual meeting of our stockholders, each director who is not an employee and whose direct pecuniary interest in our common stock is less than 5% will automatically be granted an option under our 1999 Equity Incentive Plan to purchase 20,000 shares if the director has served continuously as a member of the board of directors for a period of at least one year, an additional option for 10,000 shares if the director has served continuously on the audit committee for a period of at least one year, and an additional option for 10,000 shares if the director has served continuously on the compensation committee for a period of at least one year. Each option will have an exercise price equal to the fair market value of our common stock on the date of grant. These annual grants will vest monthly over a 24 month period, subject to acceleration of vesting upon a change of control of Silicon Image, and will have a five-year term, but will generally terminate three months following the date the option-holder ceases to be a director or consultant.



    On May 23, 2000, following the 2000 annual meeting or our stockholders, the following option grants were made to our directors at that time pursuant to the automatic annual grant program in effect at that time: Herbert Chang--an option for 20,000 shares and an option for 10,000 shares; Andrew Rappaport--an option for 20,000 shares and two options for 10,000 shares each; David Hodges--an option for 20,000 shares and an option for 10,000 shares; and Ronald Schmidt--an option for 20,000 shares and an option for 10,000 shares. Each of these options has an exercise price of $19.50, the closing price per share of our common stock on the Nasdaq National Market on that date, has a two year term, and was fully vested upon grant.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The compensation committee of Silicon Image's board of directors is currently comprised of Messrs. Rappaport and Spreng and Dr. Schmidt. None of these individuals has at any time been an officer or employee of Silicon Image. None of our executive officers serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our board of directors or compensation committee.

     PROPOSAL NO. 2--AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE
                THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

    On March 19, 2001, the Board of Directors of Silicon Image approved an amendment to Silicon Image's Second Amended and Restated Certificate of Incorporation, subject to stockholder approval, to increase the authorized number of shares of common stock of Silicon Image from 75,000,000 shares, $0.001 par value per share, to 150,000,000 shares, $0.001 par value per share. The authorized number of shares of preferred stock will remain unchanged at 5,000,000. If the stockholders approve the proposed amendment, Silicon Image will file with the Delaware Secretary of State a certificate of amendment reflecting the increase in the authorized number of shares of common stock. On February 28, 2001, 54,189,762 shares of Silicon Image common stock were issued and outstanding, 9,621,792 shares of common stock were reserved for issuance upon exercise of outstanding stock options, 3,758,866 shares were reserved for future grants under Silicon Image's existing equity incentive plan and employee stock purchase plan, and no shares of preferred stock were issued or outstanding.

    The Board believes that authorizing additional shares of common stock is essential to provide Silicon Image with the flexibility it needs to meet business needs and to take advantage of opportunities as they arise. The proposed increase in the number of authorized shares of common stock would result in additional shares being available for stock splits and stock dividends, stock issuances for other corporate purposes, such as acquisitions of businesses or assets, increases in shares reserved for issuance pursuant to employee benefit plans, and sales of stock or convertible securities for capital raising purposes. Silicon Image currently has no specific plans, arrangements or understandings with respect to the issuance of these additional shares.

    If the stockholders approve the proposed amendment to the certificate of incorporation, the Board may cause the issuance of additional shares of common stock without further stockholder approval, unless stockholder approval is otherwise required by law or the rules of any securities exchange on which the common stock is then listed. The additional shares would have rights identical to the currently outstanding common stock and no other change in the rights of stockholders is proposed. Current holders of common stock have no preemptive or similar rights, which means that they do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership thereof. The issuance of additional shares of common stock could decrease the proportionate equity interest and voting power of Silicon Image's current stockholders and, depending on the price paid for the additional shares, could result in dilution in the book value of shares held by the current stockholders.

    The proposed amendment could have an anti-takeover effect, although that is not Silicon Image's intention. For example, it may be possible for the Board to delay or impede a takeover or transfer of control of Silicon Image by causing additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid. The amendment, therefore, may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging the initiation of takeover attempts, the proposed amendment may limit the opportunity of stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. However, our Board is not aware of any attempt or proposal to take over or transfer control of Silicon Image, and Silicon Image is not proposing this amendment with the intent that it be used as a type of anti-takeover device.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE CERTIFICATE OF
                                 INCORPORATION
          TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

     PROPOSAL NO. 3--RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of Silicon Image for the year ending December 31, 2001, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.


    For the fiscal year ended December 31, 2000, PricewaterhouseCoopers LLP, Silicon Image's independent accountant, billed the approximate fees set forth below:



Audit Fees..................................................  $137,000
Financial Information Systems Design and Implementation
  Fees......................................................        --
All Other Fees..............................................   176,200


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION
                OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table presents information as to the beneficial ownership of our common stock as of February 28, 2001 by:

    - each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

    - each of our directors;


    - our chief executive officer and the four other most highly compensated executive officers who were executive officers as of December 31, 2000 and earned more than $100,000 in 2000; and


    - all current directors and executive officers as a group.

    The percentage ownership is based on 54,189,762 shares of common stock outstanding as of February 28, 2001. Shares of common stock that are subject to options or other convertible securities currently exercisable or exercisable within 60 days of February 28, 2001, are deemed outstanding for the purposes of computing the percentage ownership of the person holding these options or convertible securities, but are not deemed outstanding for computing the percentage ownership of any other person. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. To our knowledge, unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address for each listed stockholder is c/o Silicon Image, Inc., 1060 East Arques Ave., Sunnyvale, California 94086.


                                                                   SHARES BENEFICIALLY OWNED
                                                              -----------------------------------
NAME OF BENEFICIAL OWNER                                      NUMBER OF SHARES   PERCENT OF CLASS
------------------------                                      ----------------   ----------------
PRIMECAP Management Company(1)..............................     4,111,000              7.6%
Sang-Chul Han(2)............................................     4,007,650              7.4
Vanguard Horizon Funds--Vanguard Capital Opportunity
  Fund(3)...................................................     3,304,000              6.1
David D. Lee(4).............................................     3,231,450              5.9
Steve Tirado(5).............................................       798,361              1.5
Jalil Shaikh(6).............................................       421,108                *
Parviz Khodi(7).............................................       334,560                *
Daniel K. Atler(8)..........................................       326,098                *
Ronald V. Schmidt(9)........................................       302,136                *
Andrew Rappaport(10)........................................       294,444                *
David A. Hodges(11).........................................       178,600                *
Keith McAuliffe(12).........................................         6,167                *
Douglas C. Spreng(13).......................................         1,667                *
All current executive officers and directors as a group
  (13 persons)(14)..........................................     6,489,505             11.8


------------------------

   * Less than 1%.


 (1) Based upon a Schedule 13G/A filed with the Securities and Exchange Commission on March 9, 2001 which indicates sole investment power over these shares. Includes 3,304,000 shares reported as beneficially owned by Vanguard Horizon Funds--Vanguard Capital Opportunity Fund on a
     Schedule 13G (see footnote (3) below). PRIMECAP Management Company acts as investment advisor to Vanguard Horizon Funds--Vanguard Capital Opportunity Fund. The address of PRIMECAP Management Company is 225 South Lake Avenue #400, Pasadena, CA 91101.

 (2) Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2001 which indicates sole voting and investment power over these shares. Mr. Han's address is c/o Kang Nam Cable, Ryukyung Building 239-1, Bonhyun-dong, Kangnam-ku, Seoul, Korea 135-010.



 (3) Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2001 which indicates sole voting power and shared investment power over these shares. The address of Vanguard Horizon Funds--Vanguard Capital Opportunity Fund is P.O. Box 2600, Valley Forge, PA 19482.



 (4) Includes 2,890,350 shares held by Mr. Lee and Joanne W. Lee, trustees of the David D. Lee and Joanne W. Lee Trust Agreement dated March 15, 2000. Includes 208,850 shares subject to options held by Mr. Lee that are exercisable within 60 days of February 28, 2001. Includes 125,000 shares held by Mr. Lee subject to our right of repurchase as of February 28, 2001.



 (5) Includes 1,000 shares held by the Tirado Family Trust, of which Mr. Tirado is a trustee. Includes 3,767 shares subject to options held by Mr. Tirado that are exercisable within 60 days of February 28, 2001. Includes 548,537 shares held by Mr. Tirado subject to our right of repurchase as of February 28, 2001.


 (6) Includes 16,000 shares held by Mr. Shaikh as custodian for his minor children. Includes 10,944 shares subject to options held by Mr. Shaikh that are exercisable within 60 days of February 28, 2001. Includes 92,000 shares held by Mr. Shaikh subject to our right of repurchase as of February 28, 2001.

 (7) Includes 18,787 shares subject to options held by Mr. Khodi that are exercisable within 60 days of February 28, 2001. Includes 170,000 shares held by Mr. Khodi subject to our right of repurchase as of February 28, 2001.

 (8) Includes 8,650 shares subject to options held by Mr. Atler that are exercisable within 60 days of February 28, 2001. Includes 195,000 shares held by Mr. Atler subject to our right of repurchase as of February 28, 2001.

 (9) Includes 190,000 shares subject to options held by Mr. Schmidt that are exercisable within 60 days of February 28, 2001, of which 20,000 shares would be subject to our right of repurchase as of April 29, 2001.

 (10) Includes 8,000 shares held by a trust of which Mr. Rappaport is a trustee. Includes 40,000 shares subject to options held by Mr. Rappaport that are exercisable within 60 days of February 28, 2001. Mr. Rappaport's address is c/o August Capital, L.P., 2480 Sand Hill Road, Suite 101, Menlo Park, CA 94025.

 (11) Includes 148,600 shares held by the Hodges Family Trust 5/16/90, of which Mr. Hodges and Susan A. Hodges are trustees. Includes 30,000 shares subject to options held by Mr. Hodges that are exercisable within 60 days of February 28, 2001. Includes 40,000 shares held by the trust subject to our right of repurchase as of February 28, 2001.

 (12) Includes 4,167 shares subject to an option held by Mr. McAuliffe that is exercisable within 60 days of February 28, 2001. Mr. McAuliffe's address is c/o RLX Technologies, Inc., 25231 Grogan's Mill Rd., Suite 600, The Woodlands, TX 77380.

 (13) Includes 1,667 shares subject to an option held by Mr. Spreng that is exercisable within 60 days of February 28, 2001. Mr. Spreng's address is c/o MMC Networks, Inc., 1144 E. Arques Ave., Sunnyvale, CA 94085.


 (14) Includes 1,039,200 shares subject to options that are exercisable within 60 days of February 28, 2001, of which 520,000 shares would be subject to our right of repurchase as of April 29, 2001. Includes 1,170,537 shares subject to our right of repurchase as of February 28, 2001.

    The foregoing table does not include the following options granted under the 1999 Equity Incentive Plan by the Compensation Committee on January 2, 2001 to our executive officers: David D. Lee--37,931 shares; Steve Tirado--31,391 shares; Daniel K. Atler--18,497 shares; Badar Baqai--22,989 shares; Jalil Shaikh--18,767 shares; Parviz Khodi--23,868 shares; Michael Kelley--17,011 shares. Each option granted has a ten year term and an exercise price per share of $5.4375, the opening price of our common stock on the Nasdaq National Market on January 2, 2001 and will become vested and exercisable upon our satisfaction of financial performance criteria for each quarter of the 2001 fiscal year. For each quarter, our 2001 operating plan specifies a low and high target financial performance number and the option will vest as to 12.5% of the shares if we achieve the low target number, as to 25% of the shares if we achieve the high target number, and as to between 12.5% and 25% of the shares if our performance is between the low and high target numbers, with the exact percentage in this latter case to be determined in the discretion of the Board or Compensation Committee. However, even if we do not satisfy the specified financial performance criteria, each option granted will become vested with respect to 16% of the unvested shares on January 2, 2003, an additional 1.417% of the unvested shares each of the 24 months thereafter, and an additional 4.167% of the unvested shares each of the 12 months thereafter. In the event of a change in control of Silicon Image, then six months afterwards, each option granted will automatically become vested with respect to 25% of the shares for each set of quarterly financial performance criteria which were to be achieved after the change in control, provided the optionee either continues to provide services to Silicon Image or its successor or has not been terminated for cause. Should the Board or Compensation Committee determine that we have achieved the financial performance criteria for the first quarter of 2001 prior to April 29, 2001, then for the officers listed in the foregoing table, an additional 12.5% to 25% of the share numbers set forth in this paragraph should be deemed outstanding for purposes of calculating the ownership and percentage ownership figures in the table.



    In March 2001, the Board of Directors approved an option repricing program for our executive officers which allowed them to exchange their stock options with exercise prices greater than $5.625 for new options issued on April 4, 2001 with an exercise price of $5.625. The vesting schedule for the new options was restarted, with the new options vesting as to 12.5% of the shares after six months and 2.083% of the shares each of the 42 months thereafter. The foregoing table reflects the exchange of options by executives made pursuant to this program for purposes of calculating the number of shares subject to options exercisable within 60 days of February 28, 2001, notwithstanding the fact that the exchange took place after February 28, 2001.

                               EXECUTIVE OFFICERS

    The following sets forth certain information with regard to executive officers of Silicon Image, including their ages as of February 28, 2001:


NAME                                     AGE                              POSITION
----                                   --------   --------------------------------------------------------
David D. Lee.........................     44      Chairman of the Board, Chief Executive Officer and
                                                  President

Steve Tirado.........................     46      Chief Operating Officer

Daniel K. Atler......................     41      Vice President, Finance and Administration and Chief
                                                  Financial Officer

Badar Baqai..........................     52      Executive Vice President, Engineering

Jalil Shaikh.........................     46      Executive Vice President, Operations

Jaime Garcia-Meza....................     38      Vice President, Worldwide Sales

Parviz Khodi.........................     41      Vice President, Marketing

Michael Kelley.......................     53      Vice President, Business Development


    DAVID D. LEE has served as Silicon Image's Chairman of the Board and Chief Executive Officer since our inception on January 1, 1995, and in addition served as President from inception until October 1996 and since June 1999. Prior to founding Silicon Image, Dr. Lee was a principal investigator at Sun Microsystems, Inc., a computer networking company, where he led advanced development projects from 1993 to 1995, as a Visiting Scientist at Sun's Technology Development Group and as Senior Staff Engineer at Sun Labs. Before joining Sun, Dr. Lee was a member of the research staff at Xerox Corporation's Palo Alto Research Center, from 1989 to 1994. Dr. Lee holds Bachelor of Science, Master of Science and Ph.D. degrees in Electrical Engineering and Computer Sciences from the University of California at Berkeley.

    STEVE TIRADO has served as Silicon Image's Chief Operating Officer since November 2000 and previously served as Silicon Image's Executive Vice President of Marketing and Business Development from August 1999 to November 2000. From April 1986 to July 1999, Mr. Tirado held various marketing and management positions at Sun Microsystems, Inc., a computer networking company, serving most recently as Vice President of Marketing and Business Development for the NC Systems Group. From 1985 to 1986, Mr. Tirado was President of Tirado, Sorrentino Associates, a consulting firm. From 1984 to 1985, Mr. Tirado held the position of Marketing Administration Manager at Qualogy, a mass storage disk drive and controller company. From 1976 to 1984, Mr. Tirado was a public program administrator and policy analyst within various government agencies. Mr. Tirado holds a Bachelor of Arts degree in Psychology from the University of California at Santa Barbara, a Master of Arts Degree in Organizational Planning and Consultation from Boston University and a Master of Business Administration degree from the University of California at Berkeley.

    DANIEL K. ATLER has served as Silicon Image's Chief Financial Officer and Vice President, Finance and Administration since June 1998. Mr. Atler served as Chief Financial Officer and Vice President of Finance and Administration for Wireless Access, Inc., a two-way wireless communication systems company, from January 1995 to November 1997, when Wireless Access, Inc., was acquired by Glenayre Technologies, Inc., a wireless personal communication systems company. After the merger, Mr. Atler continued in the same position at Wireless Access Group, a division of Glenayre Technologies, Inc., from November 1997 to
June 1998. From July 1992 to December 1994, Mr. Atler served as Corporate Controller for Global Village Communication, Inc., a designer, developer and marketer of communication products for personal computers. From July 1982 to July 1992, Mr. Atler was with Ernst & Young, a financial accounting firm, most recently as a Senior Manager. Mr. Atler holds a Bachelor of Science degree in Business Administration from Colorado State University.

    BADAR BAQAI has served as Silicon Image's Executive Vice President, Engineering since November 2000. Prior to that time, Mr. Baqai served with Fujitsu Microelectronics, Inc., a supplier of semiconductors and electronics, as Executive Vice President of the Systems Solutions Group from September 1998 to November 2000, as Vice President of the ASIC business unit of the Systems Solutions Group from September 1997 to September 1998, and as Vice President of Engineering of the Processor Product Group from September 1994 to
September 1997. Mr. Baqai holds a Master of Science degree in electrical engineering from the University of California at Los Angeles and a Master of Business Administration degree from the University of Phoenix.

    JALIL SHAIKH has served as Silicon Image's Executive Vice President, Operations since May 2000 and previously served as Silicon Image's Vice President, Operations from September 1996 to May 2000. From August 1994 to August 1996, he served as Director of Engineering Operations for graphics and multimedia products at Trident Microsystems, a designer, developer and marketer of digital media. From July 1991 to August 1994, he served as Product Engineering Manager at Micro Linear Corporation, an analog and mixed signal semiconductor company. Mr. Shaikh holds a Master of Science degree in Electrical Engineering from Rutgers, The State University of New Jersey and a Master of Business Administration degree from the University of Phoenix.


    JAIME GARCIA-MEZA has served as Silicon Image's Vice President, Worldwide Sales since April 2001. From January 2001 to March 2001, he was a general partner at The Corporate Finance Group, a venture capital firm. From August 1999 to December 2000, he served as Venture Director at Index Ventures Management, a venture capital firm. Prior to that time, he served with Sun Microsystems Inc., a computer networking company, as Director, Integrated Operations and Business Support Systems Solutions, Worldwide Telecommunications from July 1998 to July 1999, as Director, Telecommunications Industry Sales Development, International from July 1997 to June 1998, as Director, Telecommunications Industry Sales Development, Europe from April 1996 to June 1997, and as Regional Sales Manager, Mexico from October 1992 to March 1996. Mr. Garcia-Meza holds Bachelor of Science and Master of Science degrees in electrical engineering from the University of Kansas.



    PARVIZ KHODI has served as Silicon Image's Vice President, Marketing since April 2001 and previously served as Silicon Image's Vice President, Worldwide Sales from August 1998 to April 2001. Mr. Khodi joined Silicon Image in
July 1998 as Director of Asia Pacific Sales. From November 1987 to July 1998, Mr. Khodi worked at Chips and Technologies, Inc., a maker of semiconductor chips principally for the graphics market, where he held various sales management positions, most recently Director, Asia Pacific Sales. From 1986 to 1987,
Mr. Khodi was responsible for worldwide field applications at Touch Communications, Inc., a client/server software company. From 1984 to 1986, Mr. Khodi held engineering positions in the microprocessor and microcontroller divisions of Intel corporation, a computer processor company. Mr. Khodi holds Bachelor of Science and Master of Science degrees in electrical engineering from the University of Kansas.



    MICHAEL KELLEY has served as Silicon Image's Vice President, Business Development since April 2001 and previously served as Silicon Image's Vice President, Marketing from November 2000 to April 2001. Previously, Mr. Kelley served as senior director of marketing for Silicon Image from September 1999 to November 2000. From July 1996 to June 1999, Mr. Kelley served as president and general manager of Argentina, Paraguay and Uruguay operations for Sun Microsystems, Inc., a computer networking company, and from November 1992 to June 1996, Mr. Kelley served as regional director, Interamerica for Sun Microsystems, Inc. From 1977 to 1989, Mr. Kelley held various marketing and management positions at Wang Laboratories, Inc., a computer networking company, serving most recently as Area Director, Latin America. Mr. Kelley holds Bachelor of Science degrees in mathematics, physics and chemistry from Andrews University and a Master of Science degree in nuclear chemistry from the University of California at Berkeley.

                             EXECUTIVE COMPENSATION

OFFICER COMPENSATION

    The following table sets forth all compensation awarded to, earned by or paid for services rendered to Silicon Image in all capacities during the years ended December 31, 1998, 1999 and 2000 by (i) our chief executive officer and
(ii) the four other most highly compensated executive officers other than the chief executive officer who were serving as executive officers as of December 31, 2000 and whose salary and bonus for 2000 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                               COMPENSATION
                                                                                                  AWARDS
                                                                   ANNUAL COMPENSATION     ---------------------
                                                                  ----------------------   SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITIONS                             YEAR     SALARY ($)   BONUS ($)        OPTIONS (#)
----------------------------                           --------   ----------   ---------   ---------------------
David D. Lee(1)......................................    2000      $256,248     $42,740                 --
  Chairman of the Board and Chief Executive Officer      1999       189,446       2,178          1,000,000
                                                         1998       144,473          --                 --

Steve Tirado(2)......................................    2000       233,923      50,000            120,000
  Chief Operating Officer                                1999        93,750          --                 --

Daniel K. Atler......................................    2000       183,030      33,188             60,000
  Vice President, Finance and Administration and         1999       166,320          --             60,000
  Chief Financial Officer                                1998        82,245          --            340,000

Jalil Shaikh.........................................    2000       184,424      32,102            140,000
  Executive Vice President, Operations                   1999       158,257          --             80,000
                                                         1998       133,289          --            120,000

Parviz Khodi(3)......................................    2000       245,143      37,565             60,000
  Vice President, Worldwide Sales                        1999       236,642      10,000             60,000
                                                         1998        83,211      10,000            240,000

------------------------

(1) Silicon Image authorized the sale of 300,000 shares of common stock to Dr. Lee in October 1998, and the sale was completed in January 1999. The price per share was $0.175, which the board of directors determined was the fair market value of our common stock on the date of sale. We have a right to repurchase these shares upon termination of employment, which right lapses over a four-year period.

(2) Mr. Tirado joined Silicon Image in June 1999. Silicon Image authorized the sale of 940,350 shares of common stock to Mr. Tirado in June 1999, and the sale was completed in June 1999. The price per share was $1.00, which the board of directors determined was the fair market value of our common stock on the date of sale. We have a right to repurchase these shares upon termination of employment, which right lapses over a four-year period.

(3) Salary figures include sales commissions of $18,701 in 1998 and $68,672 in 1999.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table shows information about each stock option granted during 2000 to each of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option terms. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

    All options included in the following table are either incentive stock options or nonqualified stock options. The options generally expire on the earlier of ten years from the date of grant or three months after termination of employment. The percentage numbers are based on an aggregate of 6,327,806 options granted to our employees during fiscal 2000.

                                                                                          POTENTIAL REALIZABLE
                                                                                                VALUE AT
                                                   PERCENTAGE                             ASSUMED ANNUAL RATES
                                      NUMBER OF     OF TOTAL                                 OF STOCK PRICE
                                     SECURITIES     OPTIONS     EXERCISE                    APPRECIATION FOR
                                     UNDERLYING    GRANTED TO   PRICE PER                      OPTION TERM
                                       OPTIONS     EMPLOYEES      SHARE     EXPIRATION   -----------------------
NAME                                 GRANTED (#)    IN 2000        ($)         DATE          5%          10%
----                                 -----------   ----------   ---------   ----------   ----------   ----------
David D. Lee.......................         --         --%       $   --            --    $       --   $       --
Steve Tirado.......................    120,000        1.9        27.125       9/27/10     2,047,052    5,187,632
Daniel K. Atler....................     60,000        0.9        27.125       9/27/10     1,023,526    2,593,816
Jalil Shaikh.......................     80,000        1.3        18.375       5/24/10       924,475    2,342,801
                                        60,000        0.9        27.125       9/27/10     1,023,526    2,593,816
Parviz Khodi.......................     60,000        0.9        27.125       9/27/10     1,023,526    2,593,816

    The options granted to Messrs. Tirado, Atler, Shaikh and Khodi were granted under our 1999 Equity Incentive Plan and the exercise price of each option granted equaled the closing price per share of our common stock on the Nasdaq National Market on the date of grant. Each of the options granted to Messrs. Tirado, Atler and Khodi and the 60,000 share option granted to Mr. Shaikh becomes exercisable with respect to 16% of the shares on September 28, 2001, 1.417% of the shares each of the 24 months thereafter, and 4.167% of the shares each of the 12 months thereafter. The 80,000 share option granted to Mr. Shaikh becomes exercisable with respect to 25% of the shares on May 25, 2001 and 2.083% of the shares each of the 36 months thereafter.

AGGREGATED OPTION EXERCISES IN 2000 AND YEAR END OPTION VALUES

    The following table sets forth the number of shares acquired upon the exercise of stock options during 2000 and the number of shares covered by both exercisable and unexercisable stock options held by each of the Named Executive Officers at December 31, 2000. Also reported are values of unexercised "in-the-money" options, which represent the positive spread between the respective exercise prices of outstanding stock options and $5.4375, the closing price per share of our common stock on December 29, 2000 on the Nasdaq National Market.

                                                                         NUMBER OF
                                                                   SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                                                    UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                  SHARES                           AT FISCAL YEAR END (#)         AT FISCAL YEAR END ($)
                                ACQUIRED ON        VALUE       ------------------------------   ---------------------------
NAME                          EXERCISE (#)(1)   REALIZED ($)   EXERCISABLE(2)   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          ---------------   ------------   --------------   -------------   -----------   -------------
David D. Lee................           --         $     --         270,833         729,167        $    --        $     --
Steve Tirado................           --               --              --         120,000             --              --
Daniel K. Atler.............        9,600          280,200           3,400         107,000          8,713         120,438
Jalil Shaikh................       12,800          234,800           4,532         202,668         11,613         160,587
Parviz Khodi................           --               --          13,000         107,000         33,313         120,438

------------------------

(1) Of these shares, the following numbers were vested as of December 31, 2000:
    Daniel K. Atler--9,600 shares; Jalil Shaikh--12,800 shares.

(2) Of the shares issuable upon exercise of these options, the following numbers were vested as of December 31, 2000: David D. Lee--270,833 shares; Daniel K. Atler--3,400 shares; Jalil Shaikh--4,532 shares; Parviz Khodi--13,000 shares.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS


    Silicon Image entered into a severance agreement with David Lee on April 22, 1997, amended and restated this agreement on August 15, 1997, amended this agreement on January 24, 2000, and amended this agreement again on March 29, 2001. The agreement provides that if, on or before December 31, 2006, Dr. Lee is terminated by Silicon Image other than for cause, or if Dr. Lee resigns for good reason, Dr. Lee will continue to receive salary at his current rate for six months and vesting of his stock and options will accelerate, subject to limitations in the event of specified types of acquisitions of Silicon Image. In addition, if Dr. Lee is terminated for cause, or resigns without good reason, then Silicon Image may elect to continue his salary for six months. During any period in which Dr. Lee is receiving post-termination salary pursuant to the severance agreement, he will be available to consult with Silicon Image from time to time as Silicon Image may request, and he may not compete with Silicon Image in defined geographical areas.


    Silicon Image entered into an employment agreement with Daniel Atler on June 15, 1998. In addition to describing Mr. Atler's initial title and compensation, the agreement provides that Mr. Atler will continue to receive salary at his current rate and benefits for six months in the event that his employment terminates other than for cause. The agreement further provides that vesting of Mr. Atler's stock and options will accelerate in part in the event of a change in control of Silicon Image, subject to specific limitations. If
Mr. Atler's employment continues after a change in control of Silicon Image, his options and restricted stock grants will continue to vest at an accelerated rate.

    Silicon Image entered into an employment agreement with Parviz Khodi on June 10, 1999. In addition to describing Mr. Khodi's title and compensation, the agreement provides for continuation of salary and commission for six months in the event that there is a change in control of Silicon Image and Silicon Image terminates Mr. Khodi's employment other than for cause, disability or death. The agreement also provides that Mr. Khodi may purchase up to $10,000 of Silicon Image's common stock at the end of each of eight fiscal quarters, commencing with the fourth quarter of 1998, at the then current fair market value as determined by the board of directors. Mr. Khodi has exercised this right by purchasing a total of $40,000 of Silicon Image's stock. This stock purchase opportunity expired upon the closing of Silicon Image's initial public offering in October 1999.


    Silicon Image entered into a letter agreement with Steve Tirado in June 1999. The agreement sets forth Mr. Tirado's title and provides for an initial salary of $225,000 per year and a bonus of up to $50,000 in the first year. Pursuant to the agreement, Silicon Image sold Mr. Tirado 940,350 shares of common stock at the price of $1.00 per share. All of the shares initially are subject to our right to repurchase them at cost if Mr. Tirado's employment terminates, and this right lapses over a four-year period. The agreement provides that Mr. Tirado will continue to receive salary at his current rate and benefits for six months in the event his employment terminates other than for cause. In November 1999, Silicon Image entered into an additional letter agreement with Mr. Tirado that provides that instead of the bonus provided for under the initial letter agreement, Mr. Tirado will be eligible for a bonus determined after June 30, 2000 equal to the greater of the amount due to him under the Executive Bonus Plan adopted by Silicon Image or $45,833.


    In November 1999, the compensation committee adopted an executive bonus plan for the period from October 1, 1999 to June 30, 2000. David Lee, Daniel Atler, Parviz Khodi, Jalil Shaikh and Steve Tirado were eligible under this plan to receive a cash bonus based on a percentage of their respective base salaries earned during this period. The applicable percentage ranged from zero to 65% and was a function of Silicon Image's revenue and income from operations during this period. The percentage for David Lee, as president of Silicon Image, was 150% of the percentage for the other officers. In July 2000, the Board of Directors adopted an executive bonus plan for the period from July 1, 2000 to December 31, 2000. David Lee, Daniel Atler, Parviz Khodi, Jalil Shaikh and Steve Tirado were eligible under this plan to receive a cash bonus based on a percentage of their respective base salaries earned during this period. The applicable percentage ranged from zero to 65% and was a function of Silicon Image's revenue and income from operations during this period. The percentage for David Lee, as president of Silicon Image, was 150% of the percentage for the other officers.

                      REPORT OF THE COMPENSATION COMMITTEE

    This Report of the Compensation Committee is required by the Securities and Exchange Commission and, in accordance with the Commission's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Silicon Image specifically incorporates this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act of 1933 or the Securities Exchange Act of 1934.

    The Compensation Committee of the Board of Directors (the "Committee"), in conjunction with the members of the Board of Directors other than David Lee, sets the base salaries of Silicon Image's executive officers, including the Chief Executive Officer ("CEO"), and approves bonus programs for the executive officers. Although the Committee has from time to time made stock option grants to Silicon Image's employees, including its executive officers, the Board of Directors has continued to administer the issuance of stock options and other awards under the 1999 Equity Incentive Plan. The Committee has complete discretion in establishing the terms of stock option grants it makes. The Committee is comprised of three independent non-employee directors whose names appear below. None of these directors has interlocking relationships as defined by the Commission. The following is a summary of policies of Silicon Image that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

GENERAL COMPENSATION POLICY

    Silicon Image's overall policy is to offer its executive officers cash-based and equity-based compensation opportunities based on their personal performance and the financial performance of Silicon Image and their contribution to that performance. The principal factors taken into account in establishing each executive's compensation package are summarized below. Additional factors may be taken into account to a lesser degree and the relative weight given to each factor varies with each individual in the discretion of the Committee. The Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future years.

    CASH-BASED COMPENSATION. Silicon Image sets base salaries for executive officers on the basis of personal performance, the financial performance of Silicon Image and internal and industry comparability considerations. In November 1999, the Committee adopted an executive bonus plan for the period from October 1, 1999 to June 30, 2000. In July 2000, the Board of Directors adopted an executive bonus plan for the period from July 1, 2000 to December 31, 2000. Under each bonus plan, each of Silicon Image's executive officers is eligible to receive a cash bonus based on a percentage of his base salary earned during these periods. The applicable percentage is a function of Silicon Image's revenue and income from operations during these periods.

    LONG-TERM EQUITY-BASED COMPENSATION. Long-term equity incentives for executive officers are effected through the granting of stock options. The Committee believes that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing management on increasing stockholder value. Stock options generally have value for the executive only if the price of Silicon Image's common stock increases above the exercise price determined on the option grant date and the executive remains employed by Silicon Image for the period required for the shares to vest. Stock options typically have been granted to executive officers when the executive first joins Silicon Image, in connection with a significant change in responsibilities, to achieve equity within a peer group, and to provide greater incentives to continue employment with Silicon Image and to strive to increase the value of Silicon Image's common stock. The Board of Directors or Committee may, however, grant stock options to executives for other reasons. The number of shares subject to each stock option granted is within the discretion of the Board of Directors or Committee and may be based on the executive's level of responsibility, anticipated future contribution and ability to impact corporate results, past performance, consistency within the executive's peer group, the number of existing option shares held by the executive at the time of the grant, or other considerations. The relative weight given to these factors varies with each executive in the sole discretion of the Board of Directors or Committee.

2000 EXECUTIVE COMPENSATION

    CASH-BASED COMPENSATION. The Committee was formed in October 1998. In October 1999, the Committee determined the base salaries of Silicon Image's CEO and vice presidents, effective as of October 1999. David Lee, Silicon Image's CEO, made recommendations with respect to the base salaries of the vice presidents after review of a salary survey prepared by the Radford Division of Aon Consulting, which provides compensation and benefits surveys to high-technology companies. In May 2000, the Board of Directors increased Jalil Shaikh's annual base salary by $20,000 to $188,000 in connection with his promotion to Executive Vice President, Operations. In September 2000, the Board of Directors increased David Lee's annual base salary by $25,000 to $275,000.

    LONG-TERM EQUITY-BASED COMPENSATION. In September 2000, the Board of Directors granted stock options to four Vice Presidents, in order to aid in the retention of these executive officers and align their interests with those of the stockholders. In May 2000, the Board of Directors granted a stock option to Jalil Shaikh in connection with his promotion to Executive Vice President, Operations. In November 2000, the Board of Directors granted a stock option to Michael Kelley in connection with his promotion to Vice President, Marketing. In November 2000, the Committee granted a stock option to Badar Baqai in connection with his hiring as Executive Vice President, Engineering. These grants were also made in order to aid in the retention of these executive officers and align their interests with those of the stockholders.

    COMPANY PERFORMANCE AND CEO COMPENSATION. In October 1999, the Committee set the annual base salary for David Lee at $250,000 based on the criteria for cash-based compensation set forth above and taking into account the increases in base salaries awarded to Silicon Image's vice presidents at that time. In September 2000, the Board of Directors increased David Lee's annual base salary by $25,000 to $275,000 based on the criteria for cash-based compensation set forth above. In 2000, Mr. Lee also received a bonus of $42,740 pursuant to Silicon Image's executive bonus plan for the period from October 1, 1999 to June 30, 2000 described above.

    COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE. Internal Revenue Code Section 162(m) limits Silicon Image's ability to deduct compensation in excess of $1,000,000 in any taxable year to the individual who is the CEO at the end of the taxable year and the four other highest compensated officers of Silicon Image during the taxable year. Cash compensation for 2000 for any individual was not in excess of $1,000,000 and Silicon Image does not expect cash compensation for 2001 to be in excess of $1,000,000 for any individual.


OPTION REPRICING PROGRAMS



    Equity incentive compensation is a critical compensation issue in high technology companies where competition for talented personnel is intense. In December 2000, the Board of Directors noted that a majority of the stock options issued to new employees after Silicon Image's initial public offering had exercise prices significantly higher than the market price of Silicon Image's stock at that time. The Board believed that the outstanding options with exercise prices above the market price were no longer an effective tool for incentivizing and retaining employees. Accordingly, the Board approved a repricing program for non-executive employees which allowed them to exchange each of their options with an exercise price greater than $5.625, the closing price of Silicon Image's stock on December 22, 2000, for a new option granted on that date with an exercise price of $5.625. Subject to very limited exceptions, the vesting schedule for the new options was restarted, with the new options vesting as to 12.5% of the shares after six months and 2.083% of the shares each of the 42 months thereafter. Accordingly, employees who elected to receive the new options would be required to work for an additional four years before the new options were fully vested. In addition, new options had a term of six years instead of the customary ten-year term for options granted prior to that time.



    In March 2001, the Board considered the need to incentivize and retain key executives, several of whom had been issued stock options with exercise prices significantly higher than the market price of Silicon Image's stock at that time. The Board believed that the outstanding options with exercise prices above the market price were no longer an effective tool for incentivizing and retaining these executives. Accordingly, the Board, with David D. Lee abstaining, approved a repricing program for executive officers modeled on the employee repricing program. Subject to certain limitations, each executive officer was allowed to exchange each of his options with an exercise price greater than $5.625 for a new option granted on April 4, 2001 with an exercise price of $5.625, which price exceeded the market price of Silicon Image stock on that date. The vesting schedule for the new options was restarted, with the new options vesting as to 12.5% of the shares after six months and 2.083% of the shares each of the 42 months thereafter. Accordingly, executives who elected to receive the new options would be required to work for an additional four years before the new options were fully vested. In addition, new options had a term of six years instead of the customary ten-year term for options granted prior to that time. The following options were exchanged by executives for new options under this program: David D. Lee--option for 431,724 shares; Steve Tirado--options for 250,000 shares and 120,000 shares; Daniel K. Atler--option for 60,000 shares; Jalil Shaikh--options for 80,000 shares and 60,000 shares; Parviz Khodi--option for 60,000 shares; Badar Baqai--option for 367,816 shares; Michael Kelley--options for 40,000 and 20,000 shares.


                                          COMPENSATION COMMITTEE

                                          Andrew S. Rappaport
                                          Ronald V. Schmidt
                                          Douglas C. Spreng

                               PERFORMANCE GRAPH

    The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Silicon Image specifically incorporates this information by reference and shall not otherwise be deemed soliciting material or filed under such acts.

    The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for Silicon Image, the Nasdaq Composite Stock Market Index (US) and the S&P Technology Index. The graph assumes that $100 was invested in Silicon Image's common stock, the Nasdaq Composite Stock Market (US) and the S&P Technology Index from the date of Silicon Image's initial public offering on October 6, 1999 through December 31, 2000. Note that historic stock price performance is not necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                    SILICON IMAGE  NASDAQ COMPOSITE INDEX  S&P TECHNOLOGY INDEX
December 31. 1999            $584                    $142                  $130
March 31, 2000                597                     159                   147
June 30, 2000                 416                     139                   134
September 30, 2000            414                     127                   115
December 31, 2000              91                      85                    78

                   $100 INITIAL INVESTMENT ON OCTOBER 6, 1999

                                           SILICON IMAGE   NASDAQ COMPOSITE INDEX   S&P TECHNOLOGY INDEX
                                           -------------   ----------------------   --------------------
December 31, 1999........................      $584                 $142                    $130
March 31, 2000...........................       597                  159                     147
June 30, 2000............................       416                  139                     134
September 30, 2000.......................       414                  127                     115
December 31, 2000........................        91                   85                      78

                         REPORT OF THE AUDIT COMMITTEE

    This Report of the Audit Committee is required by the Securities and Exchange Commission and, in accordance with the Commission's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Silicon Image specifically incorporates this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act of 1933 or the Securities Exchange Act of 1934.


    The Audit Committee of Silicon Image (the "Committee") is composed of three independent directors and operates under a written charter approved by the Committee and adopted by the Board of Directors which is attached to this Proxy Statement as Exhibit A. The members of the committee are David A. Hodges, Andrew
S. Rappaport and Keith McAuliffe. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of Silicon Image's independent accountants.


    Management is responsible for Silicon Image's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Silicon Image's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

    In this context, the Committee has met and held discussions with management and the independent accountants. Management has represented to the Committee that Silicon Image's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).


    Silicon Image's independent accountants have also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee has discussed with the independent accountants that firm's independence and considered whether the non-audit services provided by that firm are compatible with maintaining its independence.



    Based upon the Committee's discussions with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in Silicon Image's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.
Mr. McAuliffe, who was appointed to the Committee in March 2001, did not take part in the foregoing actions by the Committee.


                                          AUDIT COMMITTEE


                                          David A. Hodges
                                          Keith McAuliffe
                                          Andrew S. Rappaport

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


    From January 1, 2000 to the present, there have been no (and there are no currently proposed) transactions in which the amount involved exceeded $60,000 to which we or any of our subsidiaries was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a pecuniary interest, except as described in the Director Compensation and Executive Compensation sections above, the Report of the Compensation Committee above, and as set forth below.


    STOCK OPTION GRANTS.

    On January 2, 2001, the Compensation Committee made the following option grants under the 1999 Equity Incentive Plan to our executive officers: David D. Lee--30,345 shares; Steve Tirado--15,068 shares; Daniel K. Atler--7,399 shares; Badar Baqai--9,195 shares; Jalil Shaikh--7,507 shares; Parviz Khodi--9,547 shares; Michael Kelley--13,609 shares. Each option granted has a ten year term and an exercise price per share of $5.4375, the opening price of our common stock on the Nasdaq National Market on January 2, 2001 and became vested and exercisable as to 8.333% of the shares on January 31, 2001 and vests as to an additional 8.333% of the shares at the end of each full succeeding month thereafter. In December 2000, each of the foregoing executive officers was given the option to reduce his 2001 salary by up to 30%, and the number of shares subject to his option grant equals twice the dollar amount of the salary foregone divided by $5.4375.

    In addition, on January 2, 2001, the Compensation Committee made the following option grants under the 1999 Equity Incentive Plan to our executive officers: David D. Lee--37,931 shares; Steve Tirado--31,391 shares; Daniel K. Atler--18,497 shares; Badar Baqai--22,989 shares; Jalil Shaikh--18,767 shares; Parviz Khodi--23,868 shares; Michael Kelley--17,011 shares. Each option granted has a ten year term and an exercise price per share of $5.4375, the opening price of our common stock on the Nasdaq National Market on January 2, 2001 and will become vested and exercisable upon our satisfaction of financial performance criteria for each quarter of the 2001 fiscal year. For each quarter, our 2001 operating plan specifies a low and high target financial performance number and the option will vest as to 12.5% of the shares if we achieve the low target number, as to 25% of the shares if we achieve the high target number, and as to between 12.5% and 25% of the shares if our performance is between the low and high target numbers, with the exact percentage in this latter case to be determined in the discretion of the Board or Compensation Committee. However, even if we do not satisfy the specified financial performance criteria, each option granted will become vested with respect to 16% of the unvested shares on January 2, 2003, an additional 1.417% of the unvested shares each of the 24 months thereafter, and an additional 4.167% of the unvested shares each of the 12 months thereafter. In the event of a change in control of Silicon Image, then six months afterwards, each option granted will automatically become vested with respect to 25% of the shares for each set of quarterly financial performance criteria which were to be achieved after the change in control, provided the optionee either continues to provide services to Silicon Image or its successor or has not been terminated for cause.

    RESTRICTED STOCK PURCHASES. In 1998 and 1999, the following officers purchased shares of our common stock in exchange for full recourse promissory notes issued to us. Except as otherwise noted below, we have a right to repurchase these shares, which right lapses over a four-year period with respect to 25% of the shares after one year and 2.083% each month thereafter. Except as otherwise noted below, the full principal amount and accrued interest under each promissory note remain outstanding. The terms of the restricted stock purchases are summarized below:

                                                             PRINCIPAL
                                    DATE OF      NUMBER OF   AMOUNT OF                   INTEREST   BALANCE AS OF
NAME                               PURCHASE       SHARES      NOTE(S)      DATE DUE       RATE*     FEB. 28, 2001
----                             -------------   ---------   ---------   -------------   --------   -------------
Daniel K. Atler................  Aug. 13, 1998    340,000    $ 42,500    Aug. 13, 2003     5.49%       $ -- (1)
                                 June 1, 1999     120,000      60,000    June 1, 2004      5.30         65,184

Parviz Khodi(2)................  Dec. 30, 1998    120,000      18,000    Dec. 30, 2003     7.75          -- (3)
                                 Feb. 24, 1999    120,000      18,000    Feb. 24, 2004     7.75          -- (4)
                                 June 1, 1999     160,000      80,000    June 1, 2004      5.30         86,912
                                 Sep. 13, 1999      4,000      10,000    Sep. 13, 2004     5.98         10,818

David D. Lee...................  Jan. 29, 1999    300,000      52,500    Jan. 29, 2004     4.64          -- (5)

Steve Tirado...................  June 21, 1999    940,350     940,350    June 21, 2004     5.30          -- (6)

Jalil Shaikh...................  Dec. 24, 1998    162,000      10,125    Dec. 24, 2003     7.75          -- (7)
                                 Apr. 6, 1999     266,000      30,125    Apr. 6, 2004      5.21          -- (8)
                                 June 15, 1999     60,000      37,500    June 15, 2004     5.30          -- (9)

------------------------

*   Compounded semi-annually

(1) Mr. Atler repaid all principal and accrued interest under this note in February 2000. At the time of repayment, the principal and accrued interest totaled $45,994.

(2) The shares purchased by Mr. Khodi on June 1, 1999 and September 13, 1999 are not subject to a right of repurchase on behalf of Silicon Image.

(3) Mr. Khodi repaid all principal and accrued interest under these notes in February 2000. At the time of repayment, the principal and accrued interest totaled $19,610.

(4) Mr. Khodi repaid all principal and accrued interest under these notes in February 2000. At the time of repayment, the principal and accrued interest totaled $20,134.

(5) Mr. Lee repaid all principal and accrued interest under this note in April 2000. At the time of repayment, the principal and accrued interest totaled $54,941.

(6) Mr. Tirado repaid all principal and accrued interest under this note in July 2000. At the time of repayment, the principal and accrued interest totaled $995,000.

(7) Mr. Shaikh repaid all principal and accrued interest under these notes in February 2000. At the time of repayment, the principal and accrued interest totaled $10,998.

(8) Mr. Shaikh repaid all principal and accrued interest under these notes in February 2000. At the time of repayment, the principal and accrued interest totaled $31,312.

(9) Mr. Shaikh repaid all principal and accrued interest under this note in February 2000. At the time of repayment, the principal and accrued interest totaled $38,834.

    TRANSACTIONS WITH BARRY MCAULIFFE. The brother of Keith McAuliffe, a director of Silicon Image, is an employee of Silicon Image. During 2000, the brother received total cash compensation of up to $250,000 and was granted stock options for up to 50,000 shares with exercise prices equal to the closing price of our common stock on the Nasdaq National Market on the date of grant.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock ("10% Stockholders"), to file with the Securities and Exchange Commission initial reports of ownership on a Form 3 and reports of changes in ownership of our common stock and other equity securities on a Form 4 or Form 5. Such executive officers, directors and 10% Stockholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from the executive officers and directors, we believe that all of our executive officers, directors and 10% Stockholders made all the necessary filings under Section 16(a) during 2000.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals for inclusion in Silicon Image's Proxy Statement and form of proxy relating to Silicon Image's annual meeting of stockholders to be held in 2002 must be received by December 17, 2001. Stockholders wishing to bring a proposal before the annual meeting for 2002 (but not include it in Silicon Image's proxy materials) must provide written notice of such proposal to the Secretary of Silicon Image at the principal executive offices of Silicon Image no later than March 23, 2002.

                                 OTHER BUSINESS

    The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

    Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting.

                                                                       EXHIBIT A

                              SILICON IMAGE, INC.
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

PURPOSE

    The audit committee will assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial reporting process, the system of internal control, the audit process, and the company's process for monitoring compliance with laws and regulations. In performing its duties, the committee will maintain effective working relationships with the board of directors, management, and the independent accountants. To effectively perform his or her role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as the company's business, operations, and risks.

ORGANIZATION

    As of the date this charter is adopted and until June 13, 2001, the Committee shall consist of at least two members of the Board. At least a majority of the members shall be persons who are not officers or employees of the Company or any subsidiary and who do not have any other relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. As of June 14, 2001, the Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be "independent" as defined by the rules of the Nasdaq Stock Market, as they may be amended from time to time (the "Rules"), except as otherwise permitted by such Rules. Each member of the Committee shall have the ability to read and understand fundamental financial statements (or become able to do so within a reasonable time after joining the Committee) and at least one member shall have prior experience in accounting, financial management or financial oversight, as required by the Rules.

    The members of the committee shall be elected by the board at the annual organizational meeting of the board or until their successors shall be duly elected and qualified. Unless a chair is elected by the full board, the members of the committee may designate a chair by majority vote of the full committee membership.

FREQUENCY OF MEETINGS

    The committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or either of these groups believe should be discussed privately. In addition, the committee or at least its chair should meet with the independent accountants and management quarterly to review the company's financials.

ROLES AND RESPONSIBILITIES

1.  Internal Control

    a. Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities.

    b. Focus on the extent to which independent accountants review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown.

    c. Gain an understanding of whether internal control recommendations made by independent accountants have been implemented by management.

    d. Ensure that the independent accountants keep the audit committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters.

2.  Financial Reporting

    a. Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.

    b. Ask management and the internal and independent accountants about significant risks and exposures and the plans to minimize such risks.

3.  Annual Financial Statements

    a. Review the annual financial statements and determine whether they are complete and consistent with the information known to committee members and assess whether the financial statements reflect appropriate accounting principles.

    b. Make a recommendation to the Board of Directors as to whether they should authorize the filing of the annual financial statements with the Securities and Exchange Commission.

    c. Pay particular attention to complex and/or unusual transactions and judgmental areas such as those involving valuation of assets and liabilities.

    d. Meet with management and the independent accountants to review the financial statements and the results of the audit.

    e. Consider management's handling of proposed audit adjustments identified by the independent accountants.

    f. Review the MD&A and other sections of the annual report before its release and consider whether the information is adequate and consistent with members' knowledge about the company and its operations.

    g. Ensure that the independent accountants communicate certain required matters to the committee.

4.  Interim Financial Statements

    a. Be briefed on how management develops and summarizes quarterly financial information and the extent to which the independent accountants review quarterly financial information.

    b. Meet with management and the independent accountants, either telephonically or in person, to review the interim financial statements and the results of the review (this may be done by the committee chairperson or the entire committee) prior to the release of interim financial statements to the public.

    c. To gain insight into the fairness of the interim statements and disclosures, obtain explanations from management and the independent accountants on whether:

          i) Actual financial results for the quarter or interim period varied significantly from budgeted or projected results,

          ii) Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the company's operations and financing practices,

         iii) Generally accepted accounting principles have been consistently applied,

         iv) There are any actual or proposed changes in accounting or financial reporting practices,

          v) There are any significant or unusual events or transactions,

         vi) The company's financial and operating controls are functioning effectively,

         vii) The company has complied with the terms of loan agreements or security indentures; and

        viii) The interim financial statements contain adequate and appropriate disclosures.

    d. Ensure that the independent accountants communicate certain required matters to the committee.

5.  Compliance with Laws and Regulations

    a. Review the effectiveness of the system for monitoring compliance with laws and regulations, and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.

    b. Periodically obtain updates from management, general counsel, and tax advisors regarding compliance.

    c. Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements.

    d. Review the findings of any examinations by regulatory agencies, such as the Securities and Exchange Commission.

6.  Independent Accountants

    a.  Review the independent accountants' proposed audit scope and approach.

    b. Review the performance of the independent accountants and recommend to the board of directors the appointment or discharge of the independent accountants.

    c. Review and confirm the independence of the independent accountants by reviewing the non-audit services provided and the accountants' assertion of their independence in accordance with professional standards (including Independence Standards Board Standard No. 1).

7.  Other Responsibilities

    a. Meet with the independent accountants and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately.

    b. Ensure that significant findings and recommendations made by the independent accountants are received and discussed on a timely basis.

    c. Review, with the company's counsel, any legal matters that could have a significant impact on the company's financial statements.

    d. Review the policies and procedures in effect for considering officers' expenses and perquisites.

    e. If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.

    f.  Perform other oversight functions as requested by the full board.

    g. Review and update the charter; receive approval of changes from the board.

8.  Reporting Responsibilities

    a. Regularly update the board of directors about committee activities and make appropriate recommendations.

    b. Prepare a report to the Company's stockholder's for inclusion in the Company's annual proxy statement as required by the Securities and Exchange Commission.

                                     PROXY
                               SILICON IMAGE, INC.

                  Annual Meeting of Stockholders - May 22, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints David D. Lee and Daniel K. Atler, and each of them, as proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of stock of Silicon Image, Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Annual Meeting of Stockholders of Silicon Image, Inc. to be held at our headquarters located at 1060 East Arques Ave., Sunnyvale, California, on Tuesday, May 22, 2001, at 2 p.m., local time, and at any adjournment or postponement thereof.

     When this Proxy is properly executed, the shares to which this Proxy relates will be voted as specified and, if no specification is made, will be voted for the Board of Director nominees and for Proposal Nos. 2 and 3 and this Proxy authorizes the above designated Proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

 ----------
     See           (Continued and to be signed on reverse side)
   reverse
    side
 -----------

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                               - FOLD AND DETACH HERE -

                                                          Please mark       /X/
                                                          your votes as
                                                          indicated in
                                                          this example


                 The Board of Directors recommends a vote FOR the Proposals:

                                                       FOR AGAINST ABSTAIN
1. ELECTION OF CLASS II DIRECTORS.                     / /   / /     / /
   Nominees:   David A. Hodges    Ronald V. Schmidt

   Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

   -----------------------------------

                                                       FOR AGAINST ABSTAIN
2. AMENDMENT OF CERTIFICATE OF INCORPORATION TO        / /   / /     / /
   INCREASE THE AUTHORIZED NUMBER OF SHARES OF
   COMMON STOCK FROM 75,000,000 TO 150,000,000.

                                                       FOR AGAINST ABSTAIN
3. RATIFICATION OF APPOINTMENT OF                      / /   / /     / /
   PRICEWATERHOUSECOOPERS LLP AS
   SILICON IMAGE'S INDEPENDENT
   ACCOUNTANTS.


[  ] Mark here for address change and note below


Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.

Whether or not you plan to attend the meeting in person, you are urged to complete, date, sign and promptly mail this Proxy in the enclosed return envelope so that your shares may be represented at the meeting.


Signature:                                             Date:
          -----------------------------------------         ------------------

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                               - FOLD AND DETACH HERE -